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                      PCT HOLDINGS, INC.
                   1994 STOCK INCENTIVE PLAN


     1. Purpose. The purpose of this Stock Incentive Plan (the "Plan") is to enable PCT Holdings, Inc. (the "Company") and its subsidiaries to attract and retain experienced and able directors, officers, employees and other key contributors (including consultants and non-employee agents) and to provide additional incentive to these individuals to exert their best efforts for the Company and its shareholders.

     2.   Administration.

          2.1 Board of Directors. The Plan shall be administered by the board of directors of the Company (the "Board of Directors"). The Board of Directors shall determine and designate from time to time the persons to whom grants and awards shall be made and the amounts, terms and conditions of those grants and awards. The decisions of the Board of Directors within its authority shall be final and binding on all parties. Subject to the provisions of the Plan, the Board of Directors may from time to time adopt or amend rules and regulations relating to administration of the Plan, and the interpretation and construction of the provisions of the Plan by the Board of Directors shall be final and conclusive. Whenever operation of the Plan requires that the fair market value of the Company's common stock ("Stock") be determined, fair market value shall be determined by, or in a manner approved by, the Board of Directors.

          2.2 Committee. The Board of Directors may delegate to a committee of the Board of Directors (the "Committee") any and all authority for administration of the Plan. If a Committee is appointed, all references to the Board of Directors in the Plan shall mean and relate to the Committee, except that only the Board of Directors may amend, modify or terminate the Plan as provided in paragraph 11. The decisions of the Committee within its authority shall be final and binding on all parties. The Committee shall have at least three members.

     3.   Eligibility.

          3.1 General Rule. Except as provided in paragraph 3.2, grants and awards may be made under the Plan to directors, officers, and key employees of the Company or of any parent or subsidiary of the Company, and other key individuals such as consultants and nonemployee agents to the Company whom the Board

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of Directors believes have made or will make an essential
contribution to the Company.

          3.2  Incentive Stock Option Eligibility.

               3.2.1 Only employees of the Company or any parent or subsidiary of the Company shall be eligible to receive an Incentive Stock Option under the Plan.

               3.2.2 Any employee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company shall be eligible to receive an Incentive Stock Option only if both (i) the option price at the time of grant is at least 110% of fair market value, and (ii) the option is not exercisable more than five years from the date of the grant.

               3.2.3 Limitation on Amount of Grants. No employee may be granted Incentive Stock Options under the Plan such that the aggregate fair market value, on the date of grant, of the Stock with respect to which Incentive Stock Options are exercisable for the first time by that employee during any calendar year, under the Plan and under any other incentive stock option plan (within the meaning of I.R.C. Section 422A) of the Company or any parent or subsidiary of the Company, exceeds $100,000.

     4. Shares Subject to the Plan. Except as provided in paragraph 9, the total number of shares of Stock that may be issued (i) upon exercise of all options and stock appreciation rights granted under the Plan, (ii) as bonuses under the Plan and (iii) pursuant to sales under the Plan, shall not exceed, in the aggregate, 2,000,000 shares. If any option under the Plan or stock appreciation right granted without a related option expires or is cancelled or terminated and is unexercised in whole or in part, the shares allocable to the unexercised portion shall again become available for awards under the Plan, except that shares issued on exercise of a stock appreciation right that were allocable to an option, or portion thereof, surrendered in connection with exercise of the stock appreciation right shall not again become available for awards under the Plan. If Stock sold or awarded as a bonus under the Plan is forfeited to the Company or repurchased by the Company pursuant to applicable restrictions, the number of shares forfeited or repurchased shall again be available under the Plan. Stock issued under the Plan may be subject to such restrictions on transfer, repurchase rights, or other restrictions as are determined by the Board of Directors. The certificates representing such Stock shall bear such legends as are determined by the Board of Directors.


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     5.   Effective Date and Duration of Plan.

          5.1 Effective Date. The Plan shall become effective when adopted by the Board of Directors (the "Effective Date"). Options and stock appreciation rights may be granted and stock may be awarded as bonuses or sold under the Plan at any time after the Effective Date and before termination of the Plan.

          5.2 Duration of the Plan. The Plan shall continue until, in the aggregate, options and stock appreciation rights have been granted and exercised and Stock has been awarded as a bonus or sold and the restrictions on any such Stock have lapsed with respect to all shares subject to the Plan under paragraph 4 (subject to any adjustments under paragraph 9); provided, however, that no Incentive Stock Option may be granted on or after the tenth anniversary of the date of adoption of the Plan. The Board of Directors may suspend or terminate the Plan at any time except with respect to options, stock appreciation rights, bonus rights, and Stock subject to restrictions previously issued under the Plan. Termination shall not affect any right or obligation of the Company to repurchase, or the forfeitability of, shares issued pursuant to the Plan.

     6.   Grants, Awards and Sales.

          6.1 Type of Stock Incentive. The Board of Directors may, from time to time, take the following actions, separately or in combination, under the Plan:
(i) grant Incentive Stock Options, as defined in Section 422A of the Internal Revenue Code of 1986, as amended ("I.R.C."); (ii) grant options other than Incentive Stock Options (hereinafter "Non-Statutory Stock Options"); (iii) grant stock appreciation rights or bonus rights; (iv) award bonuses of Stock; and (v) sell Stock subject to restrictions. The Board of Directors shall specify in writing the action taken with respect to each grant, award or sale of any option or Stock under the Plan and shall specifically designate each option granted under the Plan as an Incentive Stock Option or a Non-Statutory Stock Option.

          6.2  General Rules Relating to Options.

               6.2.1 Time of Exercise. Except as provided in paragraph 8, options granted under the Plan may be exercised over the period stated in each option in amounts and at times prescribed by the Board of Directors and stated in the option, provided that options shall not be exercised for fractional shares. Unless otherwise specified by an agreement between the

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Company and the optionee with respect to the option, if the optionee does not exercise an option in any period with respect to the full number of shares to which the optionee is entitled in that period, the optionee's rights shall be cumulative and the optionee may purchase those shares in any subsequent period during the term of the option.

               6.2.2  Purchase of Shares.

                    6.2.2.1 Notice of Intent to Exercise. Shares may be purchased or acquired pursuant to an option granted under the Plan only on receipt by the Company of notice in writing from the optionee of the optionee's intention to exercise. The notice shall (i) specify the number of shares the optionee desires to purchase, (ii) specify the date on which the optionee desires to complete the transaction, which may not be more than 30 days after receipt of the notice by the Company, and (iii) include a representation that the optionee intends to acquire the shares for investment and not with a view to distribution, unless in the opinion of counsel for the Company such a representation is not required to comply with the Securities Act of 1933, as amended.

                    6.2.2.2 Payment. On or before the date specified for completion of the purchase, the optionee must have paid the Company the full purchase price in cash, including cash that may be the proceeds of a loan from the Company, or, if permitted by the option, in shares of Stock previously acquired by the optionee valued at fair market value or in any combination of cash and such shares of Stock. No shares shall be issued until full payment therefor has been made.

                    6.2.2.3 Withholding. Each optionee who has exercised an option shall, on notification of the amount due, if any, and before or concurrently with delivery of the certificates representing the shares for which the option was exercised, pay to the Company amounts necessary to satisfy any applicable federal, state, and local withholding tax requirements. If additional withholding becomes required beyond any amount deposited before delivery of the certificates, the optionee shall pay such amount to the Company on demand. If the employee fails to pay the amount demanded, the Company shall have the right to withhold that amount from other amounts payable by the Company to the optionee, including salary, subject to applicable law.

          6.3 Incentive Stock Options. Incentive Stock Options shall be subject to the following additional terms and conditions:

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               6.3.1 Option Price. The option price per share under each
Incentive Stock Option granted under the Plan shall be determined by the Committee, but shall be not less than 100 percent of the fair market value of the shares covered by the option on the date the option is granted.

               6.3.2 Duration of Options. Subject to paragraphs 6.3.4 and 8, each Incentive Stock Option granted under the Plan shall continue in effect for the period fixed by the Committee, but shall provide that it is not exercisable after the expiration of 10 years from the date it is granted.

               6.3.3 Limitations on Grants to 10 Percent Shareholders. An Incentive Stock Option may be granted under the Plan to an employee possessing more than 10 percent of the total combined voting power of all classes of stock of the Company, or of any parent or subsidiary of the Company, only if the option price is at least 110 percent of the fair market value of the Stock subject to the option on the date it is granted and the option by its terms is not exercisable after the expiration of five years from the date it is granted.

               6.3.4  Eligibility for Incentive Stock Option.
Eligibility for Incentive Stock Options is limited as provided in paragraph 3.2.

          6.4  Non-Statutory Stock Options.  Non-Statutory Stock
Options shall be subject to the following additional terms and conditions:

               6.4.1 Option Price. The option price per share under each Non-Statutory Stock Option granted under the Plan shall be determined by the Board of Directors.

               6.4.2 Duration of Options. Non-Statutory Stock Options granted under the Plan shall continue in effect for the period fixed by the Board of Directors.

          6.5  Stock Bonuses.

               6.5.1 Terms, Conditions, and Restrictions. Stock awarded as a bonus shall be subject to the terms, conditions, and restrictions determined by the Board of Directors at the time of the award. The Board of Directors may require the recipient to sign an agreement as a condition of the award. The agreement may contain such terms, conditions, representations, and warranties as the Board of Directors may require.


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               6.5.2 Withholding. Each employee who is awarded a stock bonus shall, on notification of the amount due, if any, and before or concurrently with delivery of the certificates representing the award, pay to the Company amounts necessary to satisfy any applicable federal, state, and local withholding tax requirements. If additional withholding becomes required beyond any amount deposited before delivery of the certificates, the employee shall pay such amount to the Company on demand. If the employee fails to pay the amount demanded, the Company shall have the right to withhold that amount from other amounts payable by the Company to the employee, including salary, subject to applicable law.

          6.6  Restricted Stock.

               6.6.1 Terms, Conditions, and Restrictions. The Board of Directors may issue shares of Stock under the Plan for such consideration (including promissory notes and services) as it determines in accordance with the law and with such restrictions as it determines concerning transferability, repurchase by the Company, or forfeiture. In addition, all shares of Stock issued pursuant to this paragraph 6.6 shall be subject to a restrictive stock transfer agreement, which shall be executed by the Company and the prospective recipient of the Stock before delivery of certificates representing the Stock to the recipient. The restrictive stock transfer agreement shall contain such terms and conditions and representations and warranties as the Board of Directors shall require.

               6.6.2 Withholding. Each employee to whom shares of Stock are issued pursuant to this paragraph 6.6 shall, on notification of the amount due, if any, and before or concurrently with delivery of the certificates representing the shares, pay to the Company amounts necessary to satisfy any applicable federal, state, and local withholding tax requirements. If additional withholding becomes required beyond any amount deposited before delivery of the certificates, the employee shall pay such amount to the Company on demand. If the employee fails to pay the amount demanded, the Company shall have the right to withhold that amount from other amounts payable by the Company to the employee, including salary, subject to applicable law.

          6.7  Stock Appreciation Rights.

               6.7.1 Description. Each stock appreciation right shall entitle the holder, on exercise, to receive from the Company in exchange therefor an amount equal in value to the

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excess of the fair market value on the date of exercise of one share of Stock over its fair market value on the date of grant (or, in the case of a stock appreciation right granted in connection with an option, the option price per share under the option to which the stock appreciation right relates), multiplied by the number of shares covered by the stock appreciation right or the option, or portion thereof, that is surrendered.

               6.7.2 Exercise. A stock appreciation right shall be exercisable only at the time or times established by the Board of Directors. If a stock appreciation right is granted in connection with an option, then it shall be exercisable only to the extent and on the same conditions that the related option is exercisable. Upon exercise of a stock appreciation right, any option or portion thereof to which the stock appreciation right relates must be surrendered unexercised.

               6.7.3 Payment. Payment by the Company upon exercise of a stock appreciation right may be made in shares of Stock valued at fair market value, in cash, or partly in Stock and partly in cash, as determined by the Committee. No fractional shares shall be issued upon exercise of a stock appreciation right. In lieu thereof, cash may be paid in an amount equal to the value of the fraction or, in the discretion of the Board of Directors, the number of shares may be rounded to the next whole share.

               6.7.4 Withholding. If payment by the Company of the stock appreciation right is in cash, or partly in cash, the Company shall have the right to withhold the amount of cash necessary to satisfy any applicable federal, state or local withholding tax requirements. If payment by the Company of the stock appreciation right is solely in shares of Stock or if the amount of the payment in cash is insufficient to satisfy the withholding requirements, the employee shall, on notification of the amount due, and before or concurrently with delivery of the certificates representing the shares, pay to the Company the amounts necessary to satisfy the withholding requirements. If additional withholding becomes required beyond any amount deposited before delivery of the certificates, the employee shall pay such amount to the Company on demand. If the employee fails to pay the amount demanded, the Company shall have the right to withhold that amount from other amounts payable by the Company to the employee, including salary, subject to applicable law.

               6.7.5 Adjustment. In the event of any adjustment pursuant to paragraph 9 in the number of shares of Stock subject to an option granted under the Plan, any stock appreciation right

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granted hereunder in connection with such option shall be
proportionately adjusted.

          6.8  Cash Bonus Rights.

               6.8.1 Grant. The Board of Directors may grant bonus rights under the Plan in connection with (i) an option or stock appreciation right granted or previously granted, (ii) Stock awarded, or previously awarded, as a bonus, and
(iii) Stock sold, or previously sold, under the Plan. Bonus rights will be subject to rules, terms, and conditions as the Committee may prescribe.

               6.8.2 Bonus Rights in Connection with Options and Stock Appreciation Rights. A bonus right granted in connection with an option will entitle an optionee to a cash bonus when the related option is exercised (or surrendered in connection with exercise of a stock appreciation right related to the option) in whole or in part. A bonus right granted in connection with a stock appreciation right will entitle the holder to a cash bonus when the stock appreciation right is exercised. Upon exercise of an option, the amount of the bonus shall be determined by multiplying the amount by which the total fair market value of the shares to be acquired upon the exercise exceeds the total option price for the shares by the applicable bonus percentage. Upon exercise of a stock appreciation right, the bonus shall be determined by multiplying the total fair market value of the shares or cash received pursuant to the exercise of the stock appreciation right by the applicable bonus percentage. The bonus percentage applicable to a bonus right shall be determined from time to time by the Board of Directors but shall in no event exceed thirty percent.

               6.8.3 Bonus Rights in Connection with Stock Bonus. A bonus right granted in connection with Stock awarded as a bonus will entitle the person awarded such Stock to a cash bonus either at the time the Stock is awarded or at such time as restrictions, if any, to which the Stock is subject lapse. If Stock awarded is subject to restrictions and is repurchased by the Company or forfeited by the holder, the bonus right granted in connection with such Stock shall terminate and may not be exercised. Whether any cash bonus is to be awarded and, if so, the amount and timing of such cash bonus shall be determined from time to time by the Board of Directors.

               6.8.4  Bonus Rights in Connection with Stock
Purchase. A bonus right granted in connection with Stock purchased hereunder (excluding Stock purchased pursuant to an

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option) shall terminate and may not be exercised in the event the Stock is repurchased by the Company or forfeited by the holder pursuant to restrictions applicable to the Stock. The amount of cash bonus to be awarded and the time such cash bonus is to be paid shall be determined from time to time by the Board of Directors.

               6.8.5 Withholding. The Company shall have the right to withhold from the bonus the amount of cash necessary to satisfy any applicable federal, state and local withholding tax requirements. If the amount of the payment in cash is insufficient to satisfy the withholding requirements, the employee shall, on notification of the amount due, and before or concurrently with delivery of the certificates representing the shares, pay to the Company the amounts necessary to satisfy the withholding requirements. If additional withholding becomes required beyond any amount deposited before delivery of the certificates, the employee shall pay such amount to the Company on demand. If the employee fails to pay the amount demanded, the Company shall have the right to withhold that amount from other amounts payable by the Company to the employee, including salary, subject to applicable law.

     7. Nontransferability. Each option and, unless otherwise determined by the Board of Directors, each stock appreciation right or cash bonus right granted under the Plan by its terms shall be nonassignable and nontransferable by the holder except by will or by the laws of descent and distribution of the state or country of the holder's domicile at the time of death. Each option and, unless otherwise determined by the Board of Directors, each stock appreciation right or cash bonus right by its terms shall be exercisable during the holder's lifetime only by the holder.

     8.   Termination of Employment.

          8.1 Retirement or General Termination. If an employee's employment by the Company or any parent or subsidiary of the Company is terminated by retirement or for any reason other than in the circumstances specified in 8.2 below, any option, stock appreciation right or cash bonus right held by the employee may be exercised at any time prior to its expiration date or the expiration of 30 days after the date of the termination, whichever is the shorter period, but only if and to the extent the employee was entitled to exercise the option, stock appreciation right or cash bonus right on the date of termination. The Board of Directors may, in its discretion, extend the expiration period beyond 30 days. Transfer of an

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employee by the Company or any parent or subsidiary of the Company to the
Company or any parent or subsidiary of the Company shall not be considered a termination for purposes of the Plan.

          8.2 Death or Disability. If an employee's employment by the Company or any parent or subsidiary of the Company is terminated because of death or physical disability (within the meaning of I.R.C. Section 22(e)(3)), any option, stock appreciation right or cash bonus right held by the employee may be exercised at any time prior to its expiration date or the expiration of one year after the date of termination, whichever is the shorter period, for the greater of (i) the number of remaining shares for which the employee was entitled to exercise the option, stock appreciation right or cash bonus right on the date of termination or (ii) the number of remaining shares for which the employee would have been entitled to exercise the option, stock appreciation right or cash bonus right if such option or right had been 50 percent exercisable on the date of termination. If an employee's employment is terminated by death, any option, stock appreciation right or cash bonus right held by the employee shall be exercisable only by the person or persons to whom the employee's rights under the option, stock appreciation right or cash bonus right pass by the employee's will or by the laws of descent and distribution of the state or country of the employee's domicile at the time of death.

          8.3 Termination of Unexercised Rights. To the extent an option, stock appreciation right or cash bonus right held by any deceased employee or by any employee whose employment is terminated is not exercised within the limited periods provided above, all further rights to exercise the option, stock appreciation right or cash bonus right shall terminate at the expiration of such periods.

          8.4 Termination of Non-Employees. With respect to options, stock appreciation rights and cash bonus rights granted to persons who are not employees of the Company, the Board of Directors may establish provisions relating to the termination of those persons' status with the Company.

     9.   Changes in Capital Structure.

          9.1 General Rule. If the outstanding shares of Stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation, by reason of any reorganization, merger, consolidation, plan of exchange, recapitalization, reclassification, stock split, combination of

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shares, or stock dividend, appropriate adjustment shall be made by the Board of
Directors in the number and kind of shares for the purchase of which options or stock appreciation rights may be granted and for which Stock may be awarded as bonuses or sold subject to restrictions under the Plan. In addition, subject to paragraph 9.2, the Board of Directors shall make appropriate adjustments in the number and kind of shares as to which outstanding options, or portions thereof then unexercised, shall be exercisable and the number and kind of shares covered by outstanding stock appreciation rights to the end that each optionee's proportionate interest shall be maintained as before the occurrence of such event. Adjustments in outstanding stock appreciation rights shall be made without change in their total value. Any such adjustment made by the Board of Directors shall be conclusive. In the event of dissolution or liquidation of the Company or a merger, consolidation, or plan of exchange affecting the Company, in lieu of making adjustments as provided for above in this paragraph 9, the Board of Directors may, in its sole discretion, provide a 30-day period prior to such event during which optionees shall have the right to exercise options or stock appreciation rights and, upon expiration of such 30-day period, all options and stock appreciation rights shall terminate.

          9.2 Incentive Stock Options. Adjustments in outstanding Incentive Stock Options shall be made without change in the total price applicable to the unexercised portion of any option and with a corresponding adjustment in the option price per share; provided, however, (i) the excess of the aggregate fair market value of the shares subject to the option immediately after the adjustment over the aggregate option price of those shares shall not be more than the excess of the aggregate fair market value of the shares subject to the option immediately before the adjustment over the aggregate option price of those shares, (ii) the adjusted option shall not give the optionee additional benefits that the optionee did not have before the adjustment, and (iii) on a share-by-share comparison, the ratio of the option price to the fair market value of the shares subject to the option immediately after the adjustment shall be no more favorable to the optionee than the ratio of the option price to the fair market value of the shares subject to the option immediately before the adjustment.

     10. Corporate Mergers, Acquisitions, Etc. The Board of Directors may also grant options and stock appreciation rights having terms and provisions which vary from those specified in this Plan provided that any options and stock appreciation rights granted pursuant to this section are granted in substitution for, or in connection with the assumption of, existing options and

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stock appreciation rights granted by another corporation and assumed or otherwise agreed to be provided for by the Company pursuant to or by reason of a transaction involving a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation to which the Company or a subsidiary is a party.

     11.  Amendment of Plan.

          11.1 General Amendments. Subject to paragraphs 11.2 and 11.3, the Board of Directors may at any time and from time to time modify or amend the Plan in such respects as it deems advisable because of changes in the law while the Plan is in effect or for any other reason.

          11.2 Outstanding Options and Awards. After the Plan has been approved by the shareholders and except as provided in paragraph 9, no change in an option or stock appreciation right already granted to any person shall be made without the written consent of such person.

          11.3 Shareholder Approval. Unless approved at an annual meeting or a special meeting by the shareholders of the Company entitled to vote thereon, no amendment or change shall be made in the Plan (i) increasing the total number of shares that may be issued under the Plan, or (ii) changing the class of persons eligible to receive options under the Plan.

     12. Approvals. The obligations of the Company under the Plan are subject to the approval of state and federal authorities or agencies with jurisdiction in the matter. The Company will use its best efforts to take steps required by state or federal law or applicable regulations, including rules and regulations of the Securities and Exchange Commission in connection with the granting of any option or the issuance or sale of any shares under the Plan; provided that the Company shall not be required to register any options or Shares under federal or state securities laws. The foregoing notwithstanding, the Company shall not be obligated to issue or deliver shares of Stock under the Plan if the Company is advised by its legal counsel that such issuance or delivery would violate applicable state or federal laws.

     13. Employment Rights. Nothing in the Plan or any grant pursuant to the Plan shall confer on any employee any right to be continued in the employment of the Company or any parent or subsidiary of the Company or shall interfere in any way with the right of the Company or any parent or subsidiary of the Company

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by whom such employee is employed to terminate such employee's employment at any time, with or without cause.

     14. Rights as a Shareholder. A holder of an option or a stock appreciation right, a recipient of Stock awarded as a bonus, or a purchaser of Stock shall have no rights as a shareholder with respect to any shares covered by any option, stock appreciation right, bonus award, or stock purchase agreement until the date of issue of a stock certificate to him or her for such shares. Except as otherwise provided in the Plan, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.


Effective Date:  May 15, 1994.